Exhibit 10.7

                     SECURITY AGREEMENT AND COLLATERAL
                     ASSIGNMENT OF FACILITY DOCUMENTS

     FOR VALUE RECEIVED, and to secure the performance by EL DORADO NITROGEN COMPANY, an Oklahoma corporation ("Assignor"), of all of its obligations under that certain Participation Agreement dated as of June 27, 1997 (as the same may be amended, modified or restated from time to time, and together with all substitutions therefor and replacements thereof, the "Agreement") among Assignor, BOATMEN'S TRUST COMPANY OF TEXAS, a Texas state chartered trust company, not in its individual capacity, but solely as Owner Trustee ("Secured Party"), and the other parties thereto, and under the other Operative Agreements, Assignor does hereby collaterally assign and grant a security interest in and Lien upon, to Secured Party and its successors and assigns, all of Assignor s right, title and interest in and to the Facility Documents, now or hereafter existing, and all proceeds thereof (referred to collectively herein as the Collateral ); provided, however, that Secured Party shall have no obligation or liability of any kind under or with respect to the Facility Documents, either before or after its exercise of any rights hereby granted to it, and Assignor agrees to save and hold Secured Party harmless from, and to indemnify it against, any and all such obligations and liabilities, contingent or otherwise.

     All capitalized but undefined terms used herein shall have the same respective meanings as in the Agreement.

     This Security Agreement and Collateral Assignment of Facility Documents shall inure to the benefit of Secured Party and its successors and assigns, and shall be binding upon Assignor and its successors and assigns, and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due Secured Party from any of the other Operative Agreements, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "Liabilities"), have been fully paid, performed and satisfied, at which time this Security Agreement and Collateral Assignment of Facility Documents will terminate. Secured Party will not exercise any of its rights hereunder until a default by Assignor occurs under the Agreement or the other
Operative Agreements (after giving effect to any applicable notice requirements or cure periods) (a "Default").

     For purposes of operating the units and occupying the Premises either before or after a Default shall have occurred, Secured Party may, at its option, further assign its right, title and interest in the Collateral to the Construction Loan Agent and/or the Indenture Trustee without the consent of Assignor or any other Person.

     This Security Agreement and Collateral Assignment of Construction Documents is a present security interest and collateral assignment. During the continuance of any Default, Secured Party may, without affecting any other right or remedy available to it, exercise its rights under this Security Agreement and Collateral Assignment of Facility Documents as provided herein in any manner permitted by law. If any notice to Assignor is required by law, such notice shall be deemed commercially reasonable if given at least 10 days prior to the date of intended action.

     Assignor represents and warrants that it has more than one place of business and that its chief executive office, as such terms are used in Section 9-103(3) of the Uniform Commercial Code, is located at 16 South Pennsylvania, Oklahoma City, Oklahoma 73107.

     Assignor represents and warrants that upon the filing of an appropriate Uniform Commercial Code financing statement with the Secretary of State of Oklahoma, the Secretary of State of Texas and in the Real Property Records of Chambers County, Texas, Secured Party will have an enforceable, perfected first priority security interest of record in the Collateral (except for (a) insurance proceeds to the extent excluded from Section 9-306 of the Uniform Commercial Code and (b) permits as to which (i) perfection of a security interest therein is not governed by the Uniform Commercial Code or (ii) the assignment thereof, or the granting of a security interest therein, violates applicable law or the terms thereof) as against all Persons, including Assignor and its creditors.

     Assignor, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions top be taken, as may be reasonably requested by Secured Party in order to establish, preserve, protect and perfect the first and prior Lien of Secured Party to the Collateral.

     This Security Agreement and Collateral Assignment of Facility Documents may be effectively waived, modified, amended or terminated only by a written instrument executed by Secured Party. Any waiver by Secured Party shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of Secured Party.

     THIS SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF
FACILITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.


                         [Signature Page Follows]


     IN WITNESS WHEREOF, Assignor has caused this Security
Agreement and Collateral Assignment of Facility Documents to be executed by its duly authorized officer as of this 27th day of June, 1997.

                              EL DORADO NITROGEN COMPANY,
                              as Assignor



                              By:________________________________
                              Name:  James L. Wewers
                              Title:  President




     BAYER CORPORATION, an Indiana corporation, joins in the execution hereof for the purpose of acknowledging and consenting to the terms and provisions of this Security Agreement and Collateral Assignment of Facility Documents, and agrees to look solely to Assignor and that it shall have no recourse to Secured Party with respect to any claims arising under the Facility Documents, except to the extent that Secured Party has assumed in writing any obligations under, or has foreclosed upon, the Facility Documents.

Dated:    June ____, 1997

                              BAYER CORPORATION



                              By: _______________________________
                              Name:  H. Lee Noble
                              Title:  Executive Vice President